SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

Check  the  appropriate  box:

/X/     Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

/ /     Definitive Information Statement

                                    XA, INC.
                                    --------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required

/ /     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

          (1) Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

                                    XA, INC.
                      875 North Michigan Avenue, Suite 2626
                             Chicago, Illinois 60611

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held on      , 2005
                                         -----

To  the  stockholders  of  XA,  Inc.:

     Notice  is  hereby given that an annual meeting of stockholders of XA, Inc.
(the  "Company")  will  be  held  on          , 2005 at        a.m. at 875 North
                                    ---------          --------
Michigan Avenue, Suite 2626, Chicago, Illinois 60611, for the following purposes:

          1. To elect three Directors. The election of Joseph Wagner, Jean Wilson and Chris Spencer as Directors.

          2. To ratify the appointment of Pollard-Kelley Auditing Services, Inc. as the corporation's independent auditors for fiscal year 2004.

          3. To transact such other business as may properly come before the annual meeting.


     Common stockholders of record on the close of business on            , 2005
                                                              ------------
are entitled to notice of the meeting, however the majority shareholders do not need your vote to effect the changes above.

                                      By  Order  of  the  Board  of  Directors,

                                      /s/  Joseph  Wagner
                                      -------------------
                                      Joseph  Wagner
                                      Chief  Executive  Officer  and  Director

October        ,  2005
       -------

                                    XA, INC.
                      875 North Michigan Avenue, Suite 2626
                            Chicago, Illinois 60611

                              INFORMATION STATEMENT
                               October,        2004
                                       --------

     This Information Statement is furnished by the Board of Directors of XA, Inc. (the "Company" or "XA") to provide notice of an annual meeting of
stockholders  of  XA  which will be held on          , 2005 at       a.m. at 875
                                           ---------          ------
North  Michigan  Avenue,  Suite  2626,  Chicago,  Illinois  60611.

     The  record  date  for  determining  stockholders  entitled to receive this
Information  Statement  has  been  established  as  the  close  of  business  on
  ,2005 (the "Record Date").  This Information Statement will be first mailed on
--
or  about          , 2005, to stockholders of record at the close of business on
         ---------
the Record Date.  As of the Record Date, there were outstanding           shares
                                                               -----------
of the Company's Common Stock. The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. Additionally, as of the Record Date, there were three shares of Series A Preferred Stock outstanding. The three shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. Therefore, as of the Record Date, the Series A Preferred Stock holders have the right to vote in aggregate
            shares  or        %  of  the  Company's  common  stock.
-----------           -------

     The presence at the annual meeting of the holders of a majority of the outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this Information Statement.

     Directors are required to be elected by a plurality of the votes cast at the annual meeting. Each of the other matters scheduled to come before the annual meeting requires the approval of a majority of the votes cast at the annual meeting. Joseph Wagner and Jean Wilson (the "Majority Stockholders") can vote an aggregate of 1,569,681 shares (or %) of our Common Stock (which
                                               ----
includes  the Common Stock, which is included in the voting agreements described
below) and Series A Preferred Stock equal to           shares (or      %) of our
                                            -----------          ------
Common  Stock,  for  an aggregate of           shares (or       %) of our Common
                                    -----------          -------
Stock. Frank Goldstin, our former Chief Executive Officer entered into voting agreements with Joseph Wagner and Jean Wilson in July 2004, with respect to approximately two thirds of the shares of Common Stock then owned by Mr. Goldstin. The general affect of the voting agreements is that Mr. Wagner and Ms. Wilson can each vote 544,240 shares of the Common Stock held by Mr. Goldstin, or an aggregate of 1,088,480 shares in addition to the Common Stock that Mr. Wagner and Ms. Wilson otherwise respectively own. Accordingly, Mr. Wagner and Ms. Wilson will be able to approve the matters presented in this Information Statement. The Company is not soliciting your vote as the Majority Shareholders will be present at the annual meeting and already have the vote in hand.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   PROPOSAL 1
                           ELECTION OF THREE DIRECTORS

     Three directors are to be elected to serve until the next annual meeting of the shareholders and until their successors are elected and shall have qualified. The Board of Directors has nominated Joseph Wagner, Jean Wilson and Chris Spencer to serve as directors (the "Nominees," or individually the "Nominee"). Mr. Wagner is currently serving as a Director, Chief Executive Officer ("CEO"), President and Secretary of the Company pursuant to a consulting agreement with the Company. Ms. Wilson is currently serving as a Director, Chief Operating Officer ("COO") and Treasurer of the Company pursuant to an Employment Agreement with the Company. Chris Spencer does not currently hold any executive positions with the Company and does not currently have an employment agreement with the Company.

     The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

     A MAJORITY OF THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

     The following biographical information is furnished with respect to each of the Nominees. The information includes the individual's present position with the Company, period served as a director, and other business experience during the past five years.

DIRECTORS

JOSEPH  WAGNER

     Joseph Wagner was appointed Chief Executive Officer of the Company on February 17, 2005. Mr. Wagner has served as a consultant to the Company performing the functions of President and Secretary and as a Director of the Company since August 2004. Mr. Wagner has worked for the Company since February 2003. Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company. Mr. Wagner concurrently serves as President of LSC Capital Advisers ("LSC Capital"). Mr. Wagner has worked for LSC Capital since October 1997. From March of 2000 to October 2004, Mr. Wagner served as Managing Director of LSC Associates, LLC. Mr. Wagner has advised public and private companies in the areas of strategic planning, international project development, international finance, project management, logistics, and business development. Mr. Wagner has served as an officer and/or director of emerging growth companies and has been responsible for operational oversight in the areas of mergers and acquisitions, corporate governance, business development, strategic financial planning and SEC audits. Mr. Wagner earned a Bachelor of Arts in Law & Society from Purdue University, highest distinction, Phi Beta Kappa; and he earned a Master of Arts from Northern Illinois University.

JEAN  WILSON

     Jean Wilson was appointed Chief Operating Officer of the Company on February 17, 2005. Ms. Wilson has served as the Company's Treasurer and as a Director of the Company since August 2004. Ms. Wilson has worked for XA since July 2002. From January 1999 to July 2002, Ms. Wilson held a management position with ESM Association. From September 1982 to January 1999, Ms. Wilson worked in operations for The Meetinghouse Companies. Ms. Wilson brings more than twenty years of full time experience in event and meeting planning to the Company. During her career, Ms. Wilson has been responsible for every facet of producing, selling and coordinating corporate special events, trade shows, conventions and seasonal decorating programs for a host of clients. Ms. Wilson earned a Bachelors degree with honors in Recreation/Leisure Studies from Eastern Illinois University.

CHRIS  SPENCER

     Chris Spencer has been nominated to serve as a Director of the Company for the upcoming year. He has not previously and does not currently serve as an officer, Director or employee of the Company. Since approximately February
1996, Mr. Spencer has served as the Chief Executive Officer, President, Treasurer and as a Director of Wizzard Software Corp. a company which is publicly traded on the OTC Bulletin Board under the symbol [WIZD] and which specializes in speech recognition software and text-to-speech technology. From approximately May 1994 to approximately February 1996, Mr. Spencer served as the Chief Executive Officer of Chinawire, Inc. which provided money transfer services between high population Chinese areas in the United States and mainland China. From approximately July 1992 to approximately April 1994, he served as Chief Executive Officer of Lotto USA, which provided lottery ticket brokerage services that allowed persons in one state to purchase a different state's lottery tickets through Lotto USA. Mr. Spencer has his IBM certification in speech recognition.

     All directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all
Section  16(a)  forms  filed  by  such  reporting  persons.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file on a timely basis during the most recent fiscal year or prior fiscal years. Based on stockholder filings with the SEC, Frank Goldstin, Joseph Wagner, and Jean Wilson are subject to Section 16(a) filing requirements.

ATTENDANCE OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2004, the Board of Directors did not hold a meeting in person. All of the Directors of the Board of Directors executed approximately thirty-one (31) Consents to Action Without a Meeting of Board of Directors. We have no standing audit, nominating, compensation committee, or any other committees of the Board of Directors and therefore there were no committee meetings.

EXECUTIVE COMPENSATION


                                               SUMMARY COMPENSATION TABLE
                                                  ANNUAL COMPENSATION

                                                                     Other
                                                                     Annual                           All Other
Name & Principal Payouts                                 Bonus       Compen-       Restricted          Compen-
Position                       Year       Salary ($)      ($)        sation       Stock Awards          sation
Frank  Goldstin  (1),          2004      $360,000
Chairman and                   2003      $200,000
Former CEO                     2002      $ 40,000

Joseph Wagner (2)              2004      $200,000                                   75,000(3)
CEO,  President,
Former COO,
Secretary,  and  Director

Jean Wilson (4)                2004      $105,000                                   25,000(5)
COO, Former VP  Operations,
Treasurer,  and  Director



* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. No executive officer was paid any Options, SARS, LTIP Payout or other compensation during the fiscal year ended December 31, 2004.

(1) Frank Goldstin served as our Chief Executive Officer until February 17, 2005, at which time Mr. Goldstin resigned and Joseph Wagner was appointed as our Chief Executive Officer to take his place.

(2) Joseph Wagner was appointed Chief Executive Officer on February 17, 2005, at which time he resigned as Chief Operating Officer of the Company and Jean Wilson was appointed as Chief Operating Officer to take his place.

(3) In August 2004, Mr. Wagner received 225,000 restricted shares of the Company's Common Stock subject to a risk of forfeiture as consideration for services performed for the Company as and officer and director. On December 31, 2004, 75,000 shares became fully vested. The risk of forfeiture covering the remaining 150,000 shares will cease to exist with respect to certain amounts of the restricted shares over a two-year period.

(4) Jean Wilson resigned as Vice President of Operations on February 17, 2005, at which time she was appointed as Chief Operating Officer of the Company to take Mr. Wagner's place (see footnote (2) above).

(5) In August 2004, Ms. Wilson received 70,000 restricted shares of the Company's Common Stock subject to a risk of forfeiture as consideration for services performed for the Company as and officer and director. On December 31, 2004, 25,000 shares became fully vested. The risk of forfeiture covering the remaining 45,000 shares will cease to exist with respect to certain amounts of the restricted shares over a two-year period.

EMPLOYMENT  AND  CONSULTING  AGREEMENTS

     Mr. Goldstin entered into an Employment Agreement with the Company on February 17, 2005, which became effective on March 1, 2005, under which Mr. Goldstin will service as the Chairman of the Company's Board of Directors for a term of twenty-four (24) months at an annual salary of $100,000 per year. Under the Agreement, the Company is able to terminate the Agreement at any time if Mr. Goldstin is negligent in his duties under the Employment Agreement, however, in the event of termination for good reason by Mr. Goldstin or without cause, the Company is obligated to pay Mr. Goldstin a severance payment of $50,000 in addition to all payments of salary earned by Mr. Goldstin through such date of termination in one lump sum payment. Additionally, under the Employment
Agreement, the Company shall maintain a lease of a car for the use of Mr. Goldstin or shall provide a car allowance not to exceed $2,000 per month during the term of the Agreement.

     In connection with Mr. Goldstin's Employment Agreement with the Company entered into on February 17, 2005, Mr. Goldstin and the Company entered into a Leakout Agreement. Pursuant to the Leakout Agreement, Mr. Goldstin agreed not to sell any of the Company's shares of Common Stock which he owns for a period of sixty (60) days from the date of the Leakout Agreement, February 17, 2005, and that after the expiration of sixty (60) day period, Mr. Goldstin will sell no more than ten thousand (10,000) shares of the Company's Common Stock per month while the Leakout Agreement is in effect. Mr. Goldstin also agreed to not sell any shares of the Company's Common Stock in the twenty (20) day periods surrounding the release of the Company's Quarterly reports and the thirty-five
(35) day period surrounding the date the Company's Annual report will be released. The Leakout Agreement is in effect until February 18, 2007.

JOSEPH  WAGNER

     Joseph Wagner, a director of the Company and the Company's President and Secretary pursuant to a consulting agreement effective August 1, 2004, for a period of thirty-six (36) months. Pursuant to the consulting agreement, Mr. Wagner will devote such time as the Company may reasonably deem to be necessary and beneficial to the efficient and effective operation of the Company's business. Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company. Mr. Wagner will receive $200,000 per year as compensation as well as thirty (30) days of PTO. In August 2004, Mr. Wagner received as additional consideration 225,000 restricted shares of Common Stock. All 225,000 restricted shares were originally subject to a risk of forfeiture; however, on December 31, 2004, 75,000 of the restricted shares became fully vested. In the event that Mr. Wagner's consulting agreement terminates before December 31, 2005, or December 31, 2006, he must return to the Company 150,000 restricted shares, or 75,000 restricted shares, respectively, of Common Stock. Mr. Wagner also received "piggy-back" registration rights and the right to certain equitable adjustments with respect to all 225,000 restricted shares of Common Stock. The Company is obligated to maintain a director and officer insurance policy of at least $1,000,000 during the term of Mr. Wagner's consulting agreement. The Company may terminate the consulting agreement; however, in the event of termination for good reason by Mr. Wagner or without cause, the Company is obligated to pay Mr. Wagner a severance payment of $150,000 in addition to all payments of salary earned by Mr. Wagner through such date of termination in one lump sum payment. In the event of termination for good reason by Mr. Wagner, without cause, or by mutual agreement of Mr. Wagner and the Company, the remaining 150,000 restricted shares that have not fully vested will cease to be subject to the risk of forfeiture.

JEAN  WILSON

     Jean Wilson serves as the Company's Chief Operating Officer, Treasurer, and as a director of the Company pursuant to an employment agreement, which became effective August 1, 2004, and which is effective for a period of thirty-six (36) months. Ms. Wilson will receive $105,000 as compensation during 2004 and $125,000 beginning January 1, 2005, and thereafter. Ms. Wilson will receive thirty (30) days of PTO. In August 2004, Ms. Wilson received as additional consideration 70,000 restricted shares of Common Stock. All 70,000 restricted shares were originally subject to a risk of forfeiture; however, on December 31, 2004, 25,000 of the restricted shares became fully vested. In the event that Ms. Wilson's employment terminates before December 31, 2005, and December 31, 2006, she must return to the Company 45,000 restricted shares, or 22,500 restricted shares, respectively, of Common Stock. Ms. Wilson also received "piggy-back" registration rights and the right to certain equitable adjustments with respect to all 70,000 restricted shares of Common Stock. The Company is obligated to maintain a director and officer policy of at least $1,000,000 during the term of Ms. Wilson's employment agreement. The Company may terminate the employment agreement; however, in the event of termination for good reason by Ms. Wilson or without cause, the Company is obligated to pay Ms. Wilson a severance payment of $150,000 in addition to all payments of salary earned by Ms. Wilson through such date of termination in one lump sum payment. In the event of termination for good reason by Ms. Wilson or without cause, the remaining 45,000 restricted shares that have not fully vested will cease to be subject to the risk of forfeiture.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

     The following table sets forth information as of October 11, 2005, with respect to the beneficial ownership of the Common Stock by (i) each director, nominee director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the Common Stock:


Name  and  Address                          Share of Common Stock
of  Beneficial  Owners                      Beneficially Owned (1)           Precent (2)
--------------------------------            ----------------------           -----------

Frank  Goldstin                                 2,801,170 (3)                    58.3%
875 North Michigan Avenue
Suite 2626
Chicago, Illinois 60611


Joseph  Wagner                                  2,167,579 (3)(4)                 45.1%
875 North Michigan Avenue
Suite 2626
Chicago, Illinois 60611


Jean  Wilson                                    1,878,378 (3)(5)                 39.1%
875 North Michigan Avenue
Suite 2626
Chicago, Illinois 60611


Alpha  Capital  Aktiengesellschaft                682,500 (6)                    19.1%
Pradafant 7,
 9490 Furstentums
Vaduz, Lichtenstein

Stonestreet  Limited  Partnership                 420,000 (7)                    11.8%
260 Town Centre Boulevard,
Markham, Ontario 13R
8H8, Canada

Chris Spencer                                         -0-                         0.0%
5001 Baum Boulevard
Suite 770
Pittsburgh, Pennsylvania 84121

================================            ======================           ===========

All  officers  and  directors
   as  a  group  (3  people)                    5,612,983 (3)(4)                 77.1%




(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of Common Stock as to which a person has sole or shared voting or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. Shares of Common Stock subject to a Convertible Note or Warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such Convertible Note or Warrant, but are not deemed outstanding for computing the percentage of any other person.

(2)     Using  3,568,750  shares  of  Common Stock outstanding as of October 11,
2005.

(3) Includes the effects of Voting Agreements and Series A Preferred Stock. Frank Goldstin entered into a voting agreement with Joseph Wagner regarding 544,240 shares of Common Stock, and a voting agreement with Jean Wilson regarding 544,240 shares of Common Stock, owned by Mr. Goldstin (collectively referred to herein as the "Voting Agreements"). The Voting Agreements began on July 28, 2004, and end on December 31, 2009. There are no voting trustees. The Voting Agreements provide that Mr. Wagner and Ms. Wilson are the true and lawful agents or proxies of Mr. Goldstin with full power of substitution for and in the name of Mr. Goldstin to vote 544,240 and 544,240 shares of Common Stock, respectively, or give a written consent, in person or by proxy, at all meetings of the Company's shareholders, and in all proceedings in which the vote or written consent of shareholders may be required or authorized by law. This number also takes into account that Frank Goldstin, Joseph Wagner and Jean
Wilson each hold one (1) share of the three (3) shares of authorized Series A Preferred Stock. The three (3) shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote (currently equal to an aggregate of 3,714,413 shares of common stock, of which each of the three shares can vote
1,238,138  shares  of  common  stock).

(4) Includes 350,000 shares of Common Stock held by Sandra M. Wagner, the wife of Joseph Wagner, of which 150,000 shares are subject to a risk of forfeiture that will cease to exist with respect to certain amounts of the shares over a two-year period. Includes 544,240 shares of Common Stock held pursuant to the voting agreement with Frank Goldstin as provided in footnote (3) of this table, above.

(5) Includes 45,000 shares of Common Stock that are subject to a risk of forfeiture that will cease to exist with respect to certain amounts of the shares over a two-year period. Includes 544,240 shares of Common Stock held pursuant to the voting agreement with Frank Goldstin as provided in footnote (3) of this table, above.

(6) Represents 337,500 shares of Common Stock issuable upon conversion of Convertible Notes, 115,000 shares of Common Stock underlying Class A Warrants, and 230,000 shares of Common Stock underlying Class B Warrants. Alpha Capital has contractually agreed to restrict its ability to convert its Convertible Notes or exercise its Warrants and receive shares of our Common Stock such that the number of shares of Common Stock held by Alpha Capital and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of Common Stock. In accordance with Rule 13d-3, Konard Ackerman may be deemed the control person of the shares owned by Alpha Capital. Mr. Ackerman disclaims beneficial ownership of the shares of Common Stock owned by Alpha Capital.

(7) Represents 210,000 shares of Common Stock issuable upon conversion of Convertible Notes, 70,000 shares of Common Stock underlying Class A Warrants, and 140,000 shares of Common Stock underlying Class B Warrants. Stonestreet has contractually agreed to restrict its ability to convert its Convertible Notes or exercise its Warrants and receive shares of our Common Stock such that the number of shares of Common Stock held by Stonestreet and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of Common Stock.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

Advances

     From April 2004 through July 2004, the Company advanced to Frank Goldstin, the Company's Chief Executive Officer $32,739, which amount Mr. Goldstin has since repaid. The advances were unsecured, and bore no interest.

     On March 11, 2004, the Company's Board of Directors approved a resolution to cancel 22,969 shares of the Company's Common Stock held by Frank Goldstin in consideration for the repayment of advances by the Company in the amount of $367,500 based on a conversion of approximately $.80 per share pre reverse stock split. The Company cancelled the shares with its transfer agent in May 2004. The Company has since cancelled the shares on its financial books and records.

     Effective August 1, 2004, the Company entered into an employment agreement with Frank Goldstin, which has since been replaced by a subsequent Employment Agreement (described below); a consulting agreement with Joseph Wagner; and an employment agreement with Jean Wilson, described in greater detail above under "Employment and Consulting Agreements."

     On February 17, 2005, the Company entered into a new Employment Agreement with Frank Goldstin, which superceded and replaced his previous Employment Agreement, described in greater detail above under "Employment and Consulting Agreements."

Series  A  Preferred  Stock

     The Company designated three (3) shares of Preferred Stock, $.001 par value per share on December 28, 2004 (the "Series A Preferred Stock"). The Series A Preferred Stock has no dividend rights, no liquidation preference, and no conversion or redemption rights. However, the three (3) shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. For example, if there are 10,000,000 shares of the Company's Common Stock issued and outstanding at the time of a shareholder vote, the holders of Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400,000 shares, out of a total number of 20,400,000 shares voting.

Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Frank Goldstin, Joseph Wagner and Jean Wilson, who each serve as executive officers of the Company, were each issued one (1) share of Series A Preferred Stock.

                                   PROPOSAL 2
    RATIFICATION OF THE APPOINTMENT OF POLLARD-KELLEY AUDITING SERVICES, INC.
                      AS THE COMPANY'S INDEPENDENT AUDITORS

     The Board of Directors has selected Pollard-Kelley Auditing Services, Inc. ("Kelley"), as independent auditors for the Company for fiscal year 2005 and recommends that the shareholders vote for ratification of such appointment. Kelley has served as the Company's independent auditors since December 2003.

     The Company does not anticipate a representative from Kelley to be present at the annual shareholders meeting. In the event that a representative of Kelley is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

     Effective December 15, 2003, the client-auditor relationship between the Company and Clyde Bailey, P.C. an independent chartered accountant ("Bailey") ceased as the former accountant was dismissed. On that date, the Company engaged Kelley as its principal independent public accountant. Bailey had served as the Company's auditor since inception on August 28, 2000.

     Bailey audited the balance sheet of the Company as of December 31, 2001 and December 31, 2002 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from August 28, 2000 (Inception) to December 31, 2002 and for the years ended December 31, 2001 and December 31, 2002. Bailey's report on the financial statements of the Company for the fiscal years ended December 31, 2001 and December 31, 2002 and any later interim period up to and including the date the relationship with Bailey ceased did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audit of the Company's fiscal years ending December 31, 2001 and December 31, 2002 and any later interim period, including the interim period up to and including the date the relationship with Bailey ceased, there had been no disagreements with Bailey on any matters of accounting principles or practices, financial statement disclosure of auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Bailey would have caused Bailey to make reference to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements. Since the Company's incorporation on August 28, 2000, there have been no disagreements or other events as described in Item 304(a)(1)(iv) of Regulation S-B.

     The Company authorized Bailey to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company requested that Bailey review the disclosure and Bailey was given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it did not agree with the statements made by the Company in the report on Form 8-K filed on December 15, 2003. Such letter was filed as an exhibit to such Form 8-K.

     The Company had not previously consulted with Kelley regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject matter of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-B) between the Company and Bailey, the Company's previous independent accountant, as there were no such disagreements or an event (as described in Item 304(a)(1)(iv) of Regulation S-B) from the Company's incorporation on August 28, 2000 through December 31, 2002 and any later interim period, including the interim period up to and including the date the relationship with Bailey ceased. Neither had the Company received any written or oral advice concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue. Kelley reviewed the disclosure required by Item 304(a) before it was filed with the Commission and was provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it did not agree with the statements made by the Company in response to Item 304(a). Kelley did not furnish a letter to the Commission

AUDIT  FEES

     The aggregate fees billed for each of the fiscal years ended December 31, 2004 and 2003 for professional services rendered by the principal accountant for the audit of the Company's annual financial statements was $ 10,000 and $ 15,000, respectively. The aggregate fees billed for each of the fiscal years ended December 31, 2004 and 2003 for professional services rendered by the principal accountant for review of the financial statements included in the registrant's Form 10-QSB or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was $ - 0 - and $ 5,000, respectively.

AUDIT  RELATED  FEES

     None.

TAX  FEES

     None.

ALL  OTHER  FEES

     The aggregate fees billed for each of the fiscal years ended December 31, 2003 and 2004 for products and services provided by the principal accountant, other than the services reported above was $ - 0 - and $ 9,000, respectively.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

     Kelley and Bailey did not render any professional services to the Company for financial information systems design and implementation, as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, during the year ended December 31, 2004.

     A MAJORITY OF THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF POLLARD-KELLEY AUDITING SERVICES, INC. AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

OTHER  MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others.

                                        BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

                                        /s/  Joseph  Wagner
                                        -------------------
                                        Joseph  Wagner,
                                        Chief  Executive  Officer,  President
                                        and  Director

October  14,  2005